Exhibit 99.1

BGC Raises Outlook for Stand-alone Revenues and Earnings for FY2007

BGC Expects more than 25% Y-O-Y Increase in 3Q2007 Revenues vs. 3Q2006;

Enhanced FY2008 Outlook for Combined BGC/eSpeed to be Addressed in eSpeed’s November 7th Earnings Announcement

NEW YORK AND LONDON – September 26, 2007 – BGC, a leading inter-dealer broker providing integrated voice and electronic services to wholesale fixed income, interest rate, foreign exchange and derivatives markets worldwide, and eSpeed, Inc. (NASDAQ: ESPD), a leading developer of electronic marketplaces and related trading technology for the global capital markets, today raised their outlook for BGC as a stand-alone company and for the combined company for the full year 2007.

eSpeed and BGC announced on May 29, 2007, that they plan to merge, and that the combined company will be named “BGC Partners, Inc.”

BGC’s pro-forma stand-alone projected revenues for the full year 2007 are now expected to be in excess of $950 million, up from its previous outlook of more than $900 million. BGC’s stand alone pre-tax income is now expected to be in excess of $100 million, up from its previous outlook of revenues in excess of $93 million.1

The 2007 projected pro-forma revenues for the combined company are now expected to be approximately $1.05 billion, compared to the previous outlook of approximately $1.0 billion. This combined company outlook includes a revenue reduction of approximately $58 million due to amounts that have historically been associated with inter-company revenue sharing transactions, which will be eliminated subsequent to the merger.

“Because of BGC’s breadth, we benefited tremendously from high volume and volatility across our geographic and product categories,” said Lee M. Amaitis, who is Chairman and Chief Executive Officer of BGC and Vice Chairman of eSpeed, and who will become co-Chief Executive Officer of BGC Partners Inc. after the completion of the planned merger. “BGC’s stand-alone third quarter 2007 revenues are expected to be up over 25 percent compared to the third quarter of 2006, and this includes expected year-over-year growth of over 50% in both our Credit and Foreign Exchange businesses.”

Howard W. Lutnick, who is Chairman, Chief Executive Officer and President of eSpeed, and who will become Chairman and co- Chief Executive Officer of the combined company, added, “These extraordinary preliminary results demonstrate BGC’s continued top-line revenue and profit growth. The strong third quarter preliminary numbers also underscore the logic of eSpeed’s highly accretive acquisition of BGC.”

As a result of their outlook revision, BGC and eSpeed are re-evaluating their previous 2008 guidance for the combined company. The companies expect to raise their full year 2008 revenue and earnings outlook when eSpeed announces its third quarter 2007 results in a press release scheduled for 4:30 PM EST on November 7, 2007, and on an earnings conference call, which is scheduled for November 8, 2007 at 8:30 AM EST.

The previous 2008 outlook for the combined company had included revenues in excess of $1.1 billion; pre-tax profit margin of approximately 13%; and an effective tax rate of no higher than 27%, after the effects of the net operating loss carry forwards. The combined company’s revenue outlook had reflected a revenue reduction of approximately $61 million, due to amounts that have historically been associated with inter-company revenue sharing transactions that would be eliminated subsequent to the merger.

About BGC

BGC is a leading inter-dealer broker, providing integrated voice and electronic execution and other brokerage services to banks, brokerage houses and investment banks for a broad range of global financial products including fixed income securities, foreign exchange, equity derivatives, credit derivatives, futures, structured products and other instruments. This is

[1]

The non-GAAP outlook for BGC reflects the effects of the full formation and final separation from Cantor and excludes any costs which may be associated with the formation, separation and merger (including, without limitation, redemption of partnership interests) as well as any one time (i) compensation and (ii) other accounting charges associated with transactions to facilitate repayment of loans to executive officers, exchangeability of BGC Holdings units and other structuring features of the formation, separation and merger.

complemented by market data products for selected financial instruments. Named after fixed income trading innovator B. Gerald Cantor, BGC has offices in London, New York, Copenhagen, Istanbul, Milan, Nyon, Paris, Mexico City, Toronto, Hong Kong, Seoul, Singapore, Sydney, Tokyo, Beijing (representative office). To learn more, please visit www.bgcpartners.com.

About eSpeed, Inc.

eSpeed, Inc. (NASDAQ: ESPD) is a leader in developing and deploying electronic marketplaces and related trading technology that offers traders access to the most liquid, efficient and neutral financial markets in the world. eSpeed operates multiple buyer, multiple seller real-time electronic marketplaces for the global capital markets, including the world’s largest government bond markets and other fixed income and foreign exchange marketplaces. eSpeed’s suite of marketplace tools provides end-to-end transaction solutions for the purchase and sale of financial products over eSpeed’s global private network or via the Internet. eSpeed’s neutral platform, reliable network, straight-through processing and superior products make it the trusted source for electronic trading at the world’s largest fixed income and foreign exchange trading firms and major exchanges. To learn more, please visit www.espeed.com.

On May 29, 2007, eSpeed announced that it had entered into an Agreement and Plan of Merger, dated as of May 29, 2007 with BGC Partners, Inc. (“BGC Partners”); Cantor Fitzgerald, L.P. (“Cantor”); BGC Partners, L.P., a Delaware limited partnership; BGC Global Holdings, L.P., a Cayman Islands exempted limited partnership; and BGC Holdings, L.P., a Delaware limited partnership pursuant to which eSpeed will acquire BGC Partners through a merger of BGC Partners with and into eSpeed. For more information, see eSpeed’s Report on Form 8-K dated May 29, 2007.

Important Information

In connection with the proposed Merger, the Company intends to file a proxy statement and related materials with the U.S. Securities and Exchange Commission (the “SEC”) for the meeting of stockholders to vote on the proposed Merger. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, HOLDERS OF THE COMPANY’S COMMON STOCK ARE URGED TO READ THEM CAREFULLY, IF AND WHEN THEY BECOME AVAILABLE. When filed with the SEC, the proxy statement and related materials will be available for free (along with any other documents and reports filed by the Company with the SEC) at the SEC’s website, www.sec.gov, and at the Company’s website, www.espeed.com.

Participant Information

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Merger. Certain information regarding the participants and their interests in the solicitation are set forth in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006, which was filed with the SEC on August 23, 2007, and will be set forth in the proxy statement for the Company’s meeting of stockholders to vote on the proposed Merger. Stockholders may obtain additional information regarding the proposed Merger by reading the proxy statement and the related materials relating to the proposed Merger, if and when they become available.

Discussion of Forward-Looking Statements

The information in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

The actual results of eSpeed, BGC or the combined company in the merger (“we”, “our” or the “combined company”) and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy for eSpeed, BGC and/or the combined company include, but are not limited to, the combined company’s relationship with Cantor and its affiliates and any related conflicts of interests, competition for and retention of brokers and other managers and key employees, pricing and commissions and market position with respect to any of our products, and that of the combined company’s respective competitors, the effect of industry concentration and consolidation, and market conditions, including trading volume and volatility, as well as economic or geopolitical conditions or uncertainties. Results may also be impacted by the extensive regulation of our respective businesses and risks relating to compliance matters, as well as factors related to specific transactions or series of transactions, including credit, performance and unmatched principal risk as well as counterparty failure. Factors may also include the costs and expenses of developing, maintaining and protecting intellectual property, including judgments or settlements paid or received in connection with intellectual property or employment or other litigation and their related costs, and certain financial risks, including the possibility of future losses and negative cash flow from operations, risks of obtaining financing and risks of the resulting leverage, as well as interest and currency rate fluctuations.

Discrepancies may also result from such factors as the ability to enter new markets or develop new products, trading desks, marketplaces or services and to induce customers to use these products, trading desks, marketplaces or services, to secure and maintain market share, to enter into marketing and strategic alliances, and other transactions, including acquisitions, dispositions, reorganizations, partnering opportunities, and joint ventures, and the integration of any completed transactions, to hire new personnel, to expand the use of technology for screen-assisted, voice-assisted and fully electronic trading and to effectively manage any growth that may be achieved. Results are also subject to risks relating to the proposed merger and separation of the BGC businesses and the relationship between the various entities, financial reporting, accounting and internal control factors, including identification of any material weaknesses in our internal controls, our ability to prepare historical and pro forma financial statements and reports in a timely manner, and other factors, including those that are discussed under “Risk Factors” in each of eSpeed’s Annual Report on Form 10-K/A for the year ended December 31, 2006, which was filed with the SEC on August 23, 2007 and BGC’s Registration Statement on Form S-1 filed with the SEC on February 8, 2007 (Registration No. 333-140531) to the extent applicable.

We believe that all forward-looking statements are based upon reasonable assumptions when made. However, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that accordingly you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments.

Contacts:

Media (US):	Media (UK):

Robert Hubbell	Adrian Thomas
212-294-7820	44-207-894-8647
Rhubbell@BGCPartners.com	AThomas@BGCPartners.com

Investors:

Jason McGruder
212-829-4988 jmcgruder@BGCPartners.com